Exhibit 16.1 -- Letter regarding Change in Certifying Accountant




G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                   330 E. Warm Springs
                                                   Las Vegas, NV 89119
                                                          702.257.1984
                                                    702.362.0540 (fax)



March 28, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I was previously principal accountant for Baylor Industries, Inc. (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2000. Effective March 18, 2002, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated March 18, 2002, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Merdinger, Fruchter, Rosen & Corso, P.C. was not engaged regarding any matter requiring disclosure under Regulation S-K,
Item 304(a)(2).

Very truly yours,

/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

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